SOUTHDOWN, INC. DIRECTORS' RETIREMENT PLAN


              Southdown, Inc. has adopted the Southdown, Inc. Directors' Retirement Plan, effective February 14, 1995, for the members of its Board of Directors to ensure that the overall effectiveness of the Company's compensation program for directors will attract, retain and motivate qualified directors.

          1. Definitions. When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:
              1.1    Committee  means the Southdown, Inc. Employee Benefits
                    Committee as appointed by the Board of Directors to administer the Qualified Retirement Plans.
              1.2      C o m pany    means  Southdown,  Inc.,  a  Louisiana
                    corporation,  and any successor thereto.
              1.3     Months  of Service  means the Participant's aggregate
                    number (or any lesser number if the context clearly indicates such) of full months of service on the Company's Board of Directors immediately prior to such Participant's termination of service on the Board of Directors.
              1.4     Participant   means any member of the Company's Board
                    of Directors who meets the eligibility requirements of Paragraph 2.1.
              1.5     Plan  means the Southdown, Inc. Directors' Retirement
                    Plan.
              1.6     Plan  Benefit    means the monthly benefit payable in
                    accordance with the Plan.
              1.7    President  means the President of the Company.
              1.8     Qualified  Retirement Plan  means the Southdown, Inc.
                    Pension Plan or the Southdown, Inc. Retirement Savings Plan as each may be amended from time to time or any successor thereto.
              1.9     Recipient   means a Participant or a surviving Spouse
                    receiving or entitled to receive a Plan Benefit.
              1.10    Retirement  Date    means  the  first  of  the  month
                    immediately following a Participant's attainment of age 65 or the Participant's termination of service on the Company's Board of Directors, whichever is later.
              1.11    Spouse    means the Participant's lawful spouse as of
                    the date of the Participant's death.

          2.1 Eligibility to Participate. A member of the Company's Board of Directors is eligible to become a Participant in the Plan; provided such member (i) has accumulated sixty (60) Months of Service, (ii) has not been removed from the Company's Board of Directors for cause as permitted by applicable law, and (iii) is not a participant in, eligible to participate in, nor entitled to benefits from, a Qualified Retirement Plan.
          2.2     T e rm  of  Participation.    Once  a  member  becomes  a

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          Participant,  he  shall remain a Participant until  the final and complete payment of all Plan Benefits to which such Participant is entitled under the Plan.

          3.1 Eligibility for Benefits. Each Participant is eligible to retire from the Company and receive a Plan Benefit under the Plan beginning on the Participant's Retirement Date.

          3.2 Term of Benefit Payments. Plan Benefits payable to a Participant pursuant to Paragraph 4.1, or to a surviving Spouse pursuant to Paragraph 4.2, shall be paid, until the earlier of
          (i) the date of the last to occur of the Participant's death or the surviving Spouse's death, or (ii) the date on which the aggregate number of monthly payments made to the Participant and surviving Spouse equals the Participant's Months of Service.

          3.3 Death Benefits. If a married Participant dies prior to age 65, such benefit due hereunder shall be payable to the Spouse in accordance with Paragraph 4.2 for the term specified in Paragraph 3.2 commencing on the Participant's Retirement Date assuming the Participant had:
              (i) separated from service on the Board on the earlier of the actual date of separation or the date of death,
              (ii)  survived to age 65,
              (iii) retired with an immediate joint and survivor annuity based on Participant's Plan Benefit on date of death, and
              (iv) died on the day after the day on which the Participant would have attained age 65.

              If a married Participant dies after age 65, but prior to his or her Retirement Date, such benefit due hereunder shall be payable to the Spouse in accordance with Paragraph 4.2 for the term specified in Paragraph 3.2 commencing on the Participant's Retirement Date assuming the Participant had retired with an immediate joint and survivor annuity on the day before the Participant's date of death.

          4.1 A m o unt of Benefit. Plan Benefits payable to a Participant pursuant to Paragraph 3.1 will be paid in an amount equal to sixty-six and two-thirds percent (66 2/3%) of the per month average of the combined board and committee fees received by such Participant during the last twelve consecutive Months of Service.
          4.2 Form and Manner of Payment. The Plan Benefit payable pursuant to Paragraph 4.1 shall be in the form of a joint and survivor annuity. Such joint and survivor annuity following the Participant's death shall be payable to the Spouse at a rate equal to 50% of the rate at which benefits were payable to the Participant. Plan Benefits shall be paid by a check mailed directly to Recipient or a electronic funds transfer, as Recipient shall direct, in accordance with the normal payment cycle of the Company for making supplemental pension payments,

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          and shall be subject to all statutory tax withholdings.

          5.1 Plan Amendments and Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date of such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant of any Plan
          Benefit, or the right to a Plan Benefit, which has been earned prior to the effective date of the resolution amending or terminating the Plan.
          5.2 Benefits on Plan Termination. In the case of a Plan termination, each Participant's Plan Benefit shall be calculated and payable as set forth herein based on the Participant's Months of Service immediately prior to the effective date of such Plan termination.
          5.3 Sale or Merger. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Paragraphs 5.1 and 5.2.

          6.1 No Effect on Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.
          6.2 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.
          6.3 Spendthrift Provision. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts,

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          contracts,  liabilities,  engagements  or  torts  of  any  person entitled to any benefit under the Plan.
          6.4     Administration.  The  Committee  shall be responsible for
          the general operation and administration of the Plan and for carrying out the provisions thereof. It has all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:
              a.  To  adopt  and  issue rules and regulations necessary
              for  the  proper  conduct and administration of the Plan,
              a n d    to  change,  alter,  or  amend  such  rules  and
              regulations;
              b.  To  construe  and enforce the Plan in accordance with
              its  terms  and any rules and regulations it establishes;
              and
              c.  T o    resolve   all   questions   arising   in   the
              administration  of  the Plan, including those relating to
              eligibility, participation under the Plan, and the rights
              of  Participants  and  surviving Spouses. The Committee's
              decisions  thereon  shall  be  final and binding upon all
              persons.
          6.5 Disclosure. Each Participant shall receive a copy of the Plan and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Plan.
          6.6 State Law. The Plan is established under, and the execution, validity, interpretation and performance of this Plan shall be determined and governed exclusively by, the laws of the State of Texas, without reference to the principles of conflict
          of  laws.    Exclusive  jurisdiction  with  respect  to any legal
          proceeding brought by a Participant, or any party representing Participant or claiming to have an interest in Participant's Plan Benefit ( claiming party ), shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Plan. In addition, any and all charges which may be made for the cost of the arbitration and the fees and expenses of the arbitrator shall be borne equally by the parties. Jurisdiction with respect to any legal proceeding brought by Company, concerning any subject matter contained in this Plan shall rest in state or federal courts sitting in the State of Texas or in any jurisdiction where Participant resides, does or has done business, or owns property. Also, Company, at its election, may submit any dispute it has with Participant or claiming party to arbitration in accordance with the procedures set forth in this Paragraph.
          6.7 Incapacity of Recipient. In the event a Recipient is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Recipient is entitled shall be paid to such conservator or other person

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          legally  charged  with  the  care of his or her person or estate.
          Except as provided above in this paragraph, when the Committee in its sole discretion, determines that a Recipient is unable to manage his or her financial affairs, the Committee may direct the Company to make distributions to any person for the benefit of such Recipient.
          6.8 U n c laimed Benefit. Each Recipient shall keep the Committee informed of his or her current address. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Recipient is not made known to the Committee within two (2) years after the date on which any payment of the Recipient's Plan Benefit may be made, then the Company shall have no further obligation to pay any benefit h e r eunder to such Recipient and such benefits shall be irrevocably forfeited.
          6.9 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company or as a member of the Committee shall be liable to any Participant, former Participant, Spouse, Recipient, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

          7.1 Change in Control. In the event of a change in control of the Company, as such term is defined in the Company's 1989 Stock Plan, the following shall be substituted for Paragraph 2.1, but only with respect to members then serving on the Company's Board of Directors:

              A member of the Company's Board of Directors is eligible to become a Participant in the Plan; provided such member
              (i) has not been removed from the Company's Board of Directors for cause as permitted by applicable law, and
              (i) is not a participant in, eligible to participate in, nor entitled to benefits from, a Qualified Retirement Plan.



          Approved:                          Date:













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